As filed with the Securities and Exchange Commission on June 23, 2011

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

The Mosaic Company

(Exact name of Registrant as specified in its charter)

Delaware	2870	20-1026454
(State or Other jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3033 Campus Drive

Suite E490

Plymouth, Minnesota 55441

(800) 918-8270

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Richard L. Mack

Executive Vice President, General Counsel and Corporate Secretary

3033 Campus Drive, Suite E490

Plymouth, Minnesota 55441

(763) 577-2851

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

With a Copy to:

Joseph H. Kaufman, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017

(212) 455-2000

Approximate date of commencement of proposed sale of the Securities to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”) other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share

(1)	Not applicable pursuant to Form S-3 General Instruction II(E). An indeterminate aggregate initial offering price or number of shares of common stock being registered as may from time to time be issued at indeterminate prices.
(2)	Pursuant to Rules 456(b) and 457(r), the Registrant elects to defer payment of all of the registration fees.

EXPLANATORY NOTE

On May 25, 2011, The Mosaic Company completed its split-off (the “Split-off”) from its former majority stockholder, Cargill, Incorporated (“Cargill”). In connection with the Registration Agreement, dated as of January 18, 2011, among the The Mosaic Company, GNS II (U.S.) Corp., Cargill, the Margaret A. Cargill Foundation, the Anne Ray Charitable Trust, the Acorn Trust and the Lilac Trust relating to the Split-off, the Company is obligated to register for resale by certain selling stockholders up to 42,000,000 shares of its common stock. This Registration Statement on Form S-3 is being filed by the Company in connection with such obligation. In addition, this Registration Statement on Form S-3 serves to register shares of common stock that may be sold by the Company from time to time.

Common Stock

Certain selling stockholders, who will be named in the applicable prospectus supplement, may sell shares of our common stock from time to time. We will not receive any proceeds from sales by selling stockholders. In addition, The Mosaic Company may offer and sell common stock from time to time.

The common stock of The Mosaic Company is traded on the New York Stock Exchange under the symbol “MOS.” We will provide more specific information about the terms of an offering of any securities in supplements to this prospectus.

You should read this prospectus and the applicable prospectus supplement, as well as the risks contained or described in the documents incorporated by reference in this prospectus or any accompanying prospectus supplement, before you invest.

Investing in our common stock involves risks. See “Risk Factors” on page 1 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 23, 2011

ABOUT THIS PROSPECTUS

This prospectus describes the general terms of the securities to be offered hereby. A prospectus supplement that will describe the specific amounts, prices and other terms of the securities being offered will be provided to you in connection with each sale of securities offered pursuant to this prospectus. The prospectus supplement or any free writing prospectus prepared by or on behalf of us may also add, update or change information contained in this prospectus. To understand the terms of securities offered pursuant to this prospectus, you should carefully read this document with the applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us. Together, these documents will give the specific terms of the offered securities. You should also read the documents we have incorporated by reference in this prospectus described below under “Incorporation of Certain Documents By Reference.” When used in this prospectus, the terms “we,” “our,” “us,” and “the Company,” except as otherwise indicated or as the context otherwise indicates, refer to The Mosaic Company and/or its applicable subsidiary or subsidiaries.

You should rely only on the information incorporated by reference or provided in this prospectus, any prospectus supplement or any free writing prospectus prepared by or on behalf of us. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any free writing prospectus is accurate as of any date other than the date on the front of those documents.

RISK FACTORS

Investing in the securities involves risk. Please see the “Risk Factors” section in our most recent Annual Report on Form 10-K, along with the disclosure related to the risk factors contained in our subsequent Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus, as updated by our future filings with the SEC. Before making an investment decision, you should carefully consider these risks as well as other information contained or incorporated by reference in this prospectus. The prospectus supplement applicable to each sale of securities we offer pursuant to this prospectus may contain a discussion of additional risks applicable to an investment in us and the securities we are offering under that prospectus supplement.

CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus, the prospectus supplement applicable to each sale of securities offered pursuant to this prospectus and the documents we have incorporated by reference may include statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These statements relate to future events or our future financial performance. We use words such as “anticipate,” “believe,” “expect,” “may,” “intend,” “plan,” “project,” “will” or other similar words to identify forward-looking statements.

Without limiting the foregoing, all statements relating to our future outlook, anticipated capital expenditures, future cash flows and borrowings, and sources of funding are forward-looking statements. These forward-looking statements are based on numerous assumptions that we believe are reasonable, but they are open to a wide range of uncertainties and business risks and actual results may differ materially from those discussed in these statements.

Among the factors that could cause actual results to differ materially are:

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the predictability and volatility of, and customer expectations about, agriculture, fertilizer, raw material, energy and transportation markets that are subject to competitive and other pressures and economic and credit market conditions;

•	the level of inventories in the distribution channels for crop nutrients;

•	changes in foreign currency and exchange rates;

•	international trade risks;

•	changes in government policy;

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changes in environmental and other governmental regulation, including greenhouse gas regulation and implementation of the U.S. Environmental Protection Agency’s numeric water quality standards for the discharge of nutrients into Florida lakes and streams;

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further developments in the lawsuit involving the federal wetlands permit for the extension of our South Fort Meade, Florida, mine into Hardee County, including orders, rulings, injunctions or other actions by the court or actions by the plaintiffs, the Army Corps of Engineers or others in relation to the lawsuit, or any actions we may identify and implement in an effort to mitigate the effects of the lawsuit;

•	other difficulties or delays in receiving, or increased costs of, or revocation of, necessary governmental permits or approvals;

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further developments in the lawsuit involving the tolling agreement at our Esterhazy, Saskatchewan, potash mine, including settlement or orders, rulings, injunctions or other actions by the court, the plaintiff or others in relation to the lawsuit;

•	the effectiveness of our processes for managing our strategic priorities;

•	adverse weather conditions affecting operations in Central Florida or the Gulf Coast of the United States, including potential hurricanes or excess rainfall;

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actual costs of various items differing from management’s current estimates, including, among others, asset retirement, environmental remediation, reclamation or other environmental obligations, or Canadian resource taxes and royalties; and

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accidents and other disruptions involving our operations, including brine inflows at our Esterhazy, Saskatchewan, potash mine and other potential mine fires, floods, explosions, seismic events or releases of hazardous or volatile chemicals.

When considering these forward-looking statements, you should keep in mind the cautionary statements in this document, any applicable prospectus supplement and the documents incorporated by reference. These forward-looking statements speak only as of the date on which such statements were made, and we undertake no obligation to update these statements except as required by federal securities laws.

THE MOSAIC COMPANY

We are one of the world’s leading producers and marketers of concentrated phosphate and potash crop nutrients for the global agriculture industry. Through our broad product offering, we are a single source supplier of phosphate- and potash-based crop nutrients and animal feed ingredients. We serve customers in approximately 40 countries. We mine phosphate rock in Florida and process rock into finished phosphate products at facilities in Florida and Louisiana. We mine potash in Saskatchewan, New Mexico and Michigan. We have other production, blending or distribution operations in Brazil, China, India, Argentina, and Chile, and have a strategic equity investment in a new phosphate rock mine in Peru. Our operations include the top four nutrient-consuming countries in the world.

Mosaic was formed in March 2004 and serves as the parent company of the business that was formed through the October 2004 business combination of IMC Global Inc. and the fertilizer businesses of Cargill, Incorporated. In May 2011, Cargill, our former majority stockholder, distributed its 64% stake in our company to certain Cargill stockholders and certain Cargill debt holders, a portion of which were subsequently sold in a registered public offering.

We conduct our business through wholly and majority-owned subsidiaries as well as businesses in which we own less than a majority or a non-controlling interest. We are organized into two reportable business segments: Phosphates and Potash.

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Phosphates Segment—We are the largest integrated phosphate producer in the world and the largest producer of phosphate-based animal feed ingredients in the United States. We sell phosphate-based crop nutrients and animal feed ingredients throughout North America and internationally. Our Phosphates segment also includes our North American and international distribution activities. Our distribution activities include sales offices, port terminals and warehouses in the United States, Canada, and several other key international countries. In addition, the international distribution activities include blending, bagging and production facilities in Brazil and other countries. We accounted for approximately 13% of estimated global production and 56% of estimated North American production of phosphate crop nutrients during fiscal 2010.

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Potash Segment—We are the third-largest producer of potash in the world. We sell potash throughout North America and internationally, principally as fertilizer, but also for use in industrial applications and, to a lesser degree, as animal feed ingredients. We accounted for approximately 12% of estimated global potash production and 38% of estimated North American potash production during fiscal 2010.

Our principal executive offices are located at 3033 Campus Drive, Suite E490, Plymouth, Minnesota 55441, telephone (800) 918-8270. Our Internet website address is www.mosaicco.com. Information on our website is not a part of, or incorporated by reference in, this prospectus.

USE OF PROCEEDS

This Registration Statement on Form S-3 is being filed by the Company in connection with its obligation pursuant to the Registration Agreement, dated as of January 18, 2011, among the The Mosaic Company, GNS II (U.S.) Corp., Cargill, the Margaret A. Cargill Foundation, the Anne Ray Charitable Trust, the Acorn Trust and the Lilac Trust (the “Registration Agreement”) to register up to 42,000,000 shares of its common stock to be sold by certain selling stockholders. The Company will not receive any proceeds from such sales by selling stockholders. If the Company issues and sells shares of its common stock in an offering pursuant to this prospectus, the use of proceeds of such sale shall be set forth in the applicable prospectus supplement.

DIVIDEND POLICY

Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose. Beginning in fiscal 2009, we commenced paying quarterly cash dividends of $0.05 per share. While we expect to continue to pay quarterly cash dividends in such amount, whether we will do so, and the timing and amount of those dividends, will be subject to approval and declaration by our board of directors and will depend on a variety of factors, including the earnings, cash requirements and financial condition of the Company and other factors deemed relevant by our board of directors. In addition, we declared a special dividend of $578.5 million, or $1.30 per share, on October 23, 2009 which was paid on December 3, 2009.

SELLING STOCKHOLDERS

The name or names of any selling stockholders involved in the sale of securities offered by this prospectus shall be set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following is a description of the material terms of our restated certificate of incorporation and amended and restated bylaws.

Authorized Capital

Our authorized capital stock consists of (1) 1 billion shares of common stock, (2) 275 million shares of class A common stock, of which (i) 77,666,668 are designated class A common stock, series A-1 (“series A-1 stock”), (ii) 77,666,667 are designated class A common stock, series A-2 (“series A-2 stock”), (iii) 77,666,665 are designated class A common stock, series A-3 (“series A-3 stock”), and (iv) 42,000,000 are designated class A common stock, series A-4 (“series A-4 stock”); (3) 200 million shares of class B common stock, of which (i) 66,666,668 are designated class B common stock, series B-1 (“series B-1 stock”), (ii) 66,666,667 are designated class B common stock, series B-2 (“series B-2 stock”) and (iii) 66,666,665 are designated class B common stock, series B-3 (“series B-3 stock”); and (5) 15 million shares of preferred stock. The common stock, the class A common stock and the class B common stock are collectively referred to in this section as “Company stock.”

Common Stock, Class A Common Stock and Class B Common Stock

The common stock has the same economic rights as the class A common stock and class B common stock (including with respect to dividends and other distributions), which will vote together as a single class except as described below under the heading “—Voting.” Each share of each series of class A common stock is entitled to one vote per share with respect to all matters to which holders of class A common stock are entitled to vote. Each share of each series of class B common stock is entitled to ten votes per share with respect to the election of directors and one vote per share with respect to all other matters to which holders of class B common stock are entitled to vote. The common stock is entitled to one vote per share with respect to all matters to which holders of common stock are entitled to vote. The class A common stock and class B common stock are subject to certain transfer restrictions as described under the heading “—Transfer Restrictions and Conversion Provisions.”

There are four series of class A common stock and three series of class B common stock to facilitate the implementation of the transfer restrictions applicable to these shares. See “—Transfer Restrictions and Conversion Provisions.” Each series of class A common stock is substantially identical to each other series of class A common stock in all respects other than the date of expiration of the transfer restrictions applicable to each series and the date on which each series will automatically convert into shares of common stock, as more fully described below. Each series of class B common stock is substantially identical to each other series of class B common stock in all respects other than the date of the expiration of the transfer restrictions applicable to each series, as more fully described below.

Holders of Company stock are generally entitled to dividends and other distributions in cash, securities or property out of funds legally available for that purpose as may be declared by our board of directors. Our board of directors’ authority to declare dividends is subject to the rights of any holders of preferred stock and the availability of sufficient funds under the Delaware General Corporation Law (the “DGCL”) to pay dividends.

The Company stock has no preemptive rights and no cumulative voting rights.

In the event of our liquidation, dissolution or winding up, after payment in full of all amounts to which the holders of any then outstanding preferred stock may be entitled, the remaining assets to be distributed to the holders of the capital stock of the Company will be distributed ratably, on a share for share basis, among the holders of all classes and series of Company stock.

In addition, our restated certificate of incorporation provides that:

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(i) no dividends or distributions shall be paid in shares of class B common stock, (ii) we shall not issue any option, warrant or other right to acquire shares of class B common stock, (iii) nor shall we implement any rights plan that provides for the distribution of rights to purchase shares of class B common stock; and

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we shall not (i) effect any reorganization, consolidation, combination or merger with or into another corporation or other entity (whether or not we are the surviving entity), (ii) consummate any agreement providing for, or otherwise approve, any tender or exchange offer for any shares of our stock, or (iii) grant any “top-up” option or other option in connection with any tender or exchange offer for any shares of our stock, unless, in each case (other than in the case of an implementation by us of a rights plan), the holders of outstanding shares of each class and series of our stock will be entitled to receive the same kind and amount of consideration (including shares of stock and other securities and property (including cash)), if any, for each share so held, without distinction between classes of our stock.

Preferred Stock

Our board of directors is authorized, subject to legal limitations and by certain provisions contained in our restated certificate of incorporation (as described below), from time to time, to provide for the issuance of shares of preferred stock in one or more series, and to prescribe the designation, powers, relative preferences and rights of the shares of each series and the qualifications, limitations, or restrictions of the shares of each series. This authorization includes the right to fix the designation of the series and the number of shares in it, dividend rates and rights, voting rights, conversion rights, redemption rights, sinking fund provisions, liquidation rights, and any other powers, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions thereof.

As of the date of this prospectus, there are no shares of the Company’s preferred stock issued and outstanding.

We may be able to issue the Company’s preferred stock in ways which may delay, defer or prevent a change in control of the Company without further action by our stockholders and may adversely affect the voting and other rights of the holders of our common stock. The issuance of the Company’s preferred stock with voting and conversion rights may adversely affect the voting power of the holders of the Company’s common stock, including the loss of voting control to others.

Transfer Restrictions and Conversion Provisions

The following is a detailed description of the transfer restrictions and conversion provisions applicable to each series of class A common stock and each series of class B common stock.

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Transfer restrictions. Except as expressly permitted in the restated certificate of incorporation, class A common stock may not be transferred and class B common stock may not be transferred until the “lock-up” expiration date applicable to such shares. The lock-up expiration date applicable to the series B-1 stock is November 25, 2013, the 30-month anniversary of our split-off (the “Split-off”) from Cargill, Incorporated, which occurred on May 25, 2011 (the “first lock-up release date”), the lock-up expiration date applicable to the series B-2 stock is November 25, 2014, the 42-month anniversary of the Split-off (the “second lock-up release date”) and the lock-up expiration date applicable to series B-3 stock, is November 25, 2015, the 54-month anniversary of the Split-off (the “third lock-up release date”). As set forth in the restated certificate of incorporation, prior to May 25, 2013, the 24-month anniversary of the Split-off, our board of directors has the authority to waive or otherwise remove the transfer restrictions applicable to the series A-4 stock, or any other series of class A common stock held by the Margaret A. Cargill Foundation, the Acorn Trust, the Lilac Trust, and the Anne Ray Charitable Trust (collectively, the “MAC Trusts”) so long as in either case transfers made by the MAC Trusts following any such waiver occur prior to May 25, 2013, the second anniversary of the Split-off. Following May 25, 2013, the 24-month anniversary of the Split-off, our board of directors may waive or otherwise remove the transfer restrictions applicable to all or a number of shares of each series of class A common stock together with its corresponding series of class B common stock (together, a “combined series of stock”) provided that, except in the case of a waiver or removal of the restrictions on transfer if required to permit transfers under the Amended and Restated Governance Agreement dated as of May 25, 2011 among The Mosaic Company, GNS II (U.S.) Corp. and the stockholder parties thereto (the “Governance Agreement”), if our board of directors waives or otherwise removes the restrictions with respect to less than all of any combined series of stock, the number of shares of such combined series of each holder in respect of which the restrictions are waived or otherwise removed will be in proportion to the percentage of shares of such combined series of stock for which our board of directors is waiving or otherwise removing such restrictions. If our board of directors waives or otherwise removes the restrictions applicable to any combined series of stock pursuant to the previous sentence for less than all of the shares of that combined series of stock held by any holder, the waiver or removal of restrictions will apply first to that holder’s class A common stock of the combined series and second to that holder’s shares of class B common stock (if any) of such combined series.

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Restriction on buybacks of class A common stock and class B common stock. We shall not, and shall not permit any of our subsidiaries to, purchase or otherwise acquire any shares of class A common stock or class B common stock at a price per share that exceeds the common market price (which is defined to mean the average of the volume-weighted average trading price of our common stock on the NYSE for the 20 days before such transfer).

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Conversion of class B common stock. If our board of directors determines to submit to our stockholders, at a duly called meeting of stockholders, a proposal to effect a conversion of the shares of class B common stock, and this proposal is approved by the affirmative vote of the holders of a majority of the voting power of the shares of common stock, class A common stock and class B common stock entitled to vote and present in person or by proxy at the meeting, voting together as a single class, then each share of class B common stock will be converted, on a one-for-one basis in the manner described below. The approval by our stockholders as described in this paragraph is referred to as the “conversion approval.” If the conversion approval occurs before the first lock-up release date, each share of each series of class B common stock will be automatically converted into the corresponding series of class A common stock. If the conversion approval occurs on or after the first lock-up release date but before the second lock-up release date, each share of series B-1 stock will be automatically converted into one share of common stock, each share of series B-2 stock will be automatically converted into one share of series A-2 stock and each share of series B-3 stock will be automatically converted into one share of series A-3 stock. If the conversion approval occurs on or after the second lock-up release date but before the third lock-up release date, each share of series B-1 stock and each share of series B-2 stock will be automatically converted into one share of common stock and each share of series B-3 stock will be automatically converted into one share of series A-3 stock. If the conversion approval occurs on or after the third lock-up release date, each share of class B common stock will automatically be converted into one share of common stock. There is no binding commitment by our board of directors to, and there can be no assurance that our board of directors will, consider proposing a conversion or resolve to submit such a proposal to our stockholders. If submitted, there can be no assurance that our stockholders would approve such a conversion.

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Conversion of series A-4 stock. Prior to May 25, 2013, the second anniversary of the Split-off, each share of series A-4 stock will be automatically converted into common stock upon the sale of such share in a formation offering, in a market sale or in a private sale (as defined in the Registration Agreement). On May 25, 2013, the second anniversary of the Split-off, each share of series A-4 stock still outstanding will convert automatically into one share of common stock.

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Conversion of series A-1 stock, series A-2 stock and series A-3 stock. Each share of each such series of series A-1 stock, series A-2 stock and series A-3 stock will be automatically converted into one share of common stock on the lock-up release date applicable to the corresponding series of the class B common stock as described above. In addition, the holders of class A common stock may also be permitted to participate in certain offerings of shares, each of which will take place in connection with the lock-up release dates, as described above (each such offering a “released share offering”). To the extent each such stockholder is permitted to sell shares of common stock in such released share offerings (as determined by the provisions of the Registration Agreement), a number of shares of class A common stock held by each such holder equal to the amount of common stock permitted to be sold by each such stockholder shall be automatically converted into common stock and sold in the applicable released share offering. As a general matter, to the extent there is capacity in each released share offering (as determined by the provisions of the Registration Agreement), each share of series A-1 stock will be converted and sold in the first released share offering, each share of series A-2 stock will be converted and sold in the second released share offering and each share of series A-3 stock will be converted and sold in the third released share offering. However, to the extent there is additional capacity in each of these offerings to sell more shares than would be converted in accordance with the previous sentence, shares of series A-3 will first be converted and sold in such offering, and if capacity still remains, shares of series A-2 stock will be converted and sold in such offering. Prior to May 25, 2013, the second anniversary of the Split-off, our board of directors may, in its sole discretion, convert any number of these shares automatically into common stock so long as such conversion occurs in connection with the sale of such shares in the series of public underwritten secondary offerings to occur pursuant to the Registration Agreement within the first 15 months following the Split-off ( the “Formation Offerings”), a market sale or a private sale (as defined in the Registration Agreement). Following the later of a conversion approval and May 25, 2013, the second anniversary of the Split-off, our board of directors may, in its sole discretion, convert any number of these shares automatically, at any time, into common stock so long as it does so ratably among all the holders of such stock.

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Death conversion. As set forth in the restated certificate of incorporation, in the event an estate of a person who has died after January 18, 2011 is a holder of the class A common stock or in the event a grantor, settler or beneficiary of a trust that holds shares of class A common stock dies after January 18, 2011, such estate or trust may, without payment of additional consideration, convert shares of class A common stock held by such trust or estate, on a share-for-share basis, into shares of common stock under certain circumstances and conditions described in our certificate of incorporation.

Voting

Each share of each series of class A common stock is entitled to one vote per share with respect to all matters to which holders of class A common stock are entitled to vote. Each share of each series of class B common stock is entitled to ten votes per share with respect to the election of directors and one vote per share with respect to all other matters to which holders of class B common stock are entitled to vote. The common stock is entitled to one vote per share with respect to all matters to which holders of common stock are entitled to vote. The common stock, the class A common stock and class B common stock vote together as a single class, except as provided below.

Notwithstanding the voting provisions described in the paragraph above, for so long as any shares of class A common stock or class B common stock are outstanding, we are generally prohibited from taking the following actions, without the requisite vote and/or the requisite votes (each, as defined below):

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amending, altering or repealing our certificate of incorporation (including by merger, consolidation or otherwise) if such amendment would alter or change the powers, preferences, or relative, participating, optional or other special rights of the shares of class A common stock and/or class B common stock (or any series thereof), or the qualifications, limitations or restrictions with respect thereto, so as to affect them adversely;

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establishing or issuing any series of preferred stock if the terms of such series of preferred stock would be violated or breached by or as a result of the conversion of the shares of class A common stock or class B common stock (or any series thereof), or the transfer of such shares;

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issuing shares of class A common stock or class B common stock (or any series thereof), other than pursuant to the Split-off and other than issuances upon the conversion of series A-4 stock or class B common stock or upon a dividend or other distribution paid by the Company in such shares;

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permitting any reorganization, consolidation, combination or merger of the Company unless the consideration to be received by each holder of a share of class A common stock or class B common stock is the same kind and amount as any holder of a share of common stock will receive;

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permitting (including by its board of directors and subsidiaries) to make, agree to, approve or recommend any tender or exchange offer of any shares of common stock, class A common stock or class B common stock, unless such tender or exchange offer treats all series and classes of common stock, class A common stock and class B common stock as constituting one class of securities for such purpose;

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subdividing or combining the outstanding shares of common stock, class A common stock or class B common stock (or any series thereof), unless the outstanding shares of the other such classes and series are proportionately subdivided or combined in the same manner; and

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amending, altering or repealing the above described provisions in bullets one through six and the definitions in the paragraph below or adopting an inconsistent provision in the certificate of incorporation; provided that no vote required by the above described provisions in bullets one through six will be required for any action taken by the Company in connection with the implementation of a stockholder rights plan.

For purposes of this document, the term “requisite vote” and “requisite votes” shall mean, as applicable, in addition to any other or different vote required by applicable law, for purposes of any action described in bullets one through seven above, (1) the affirmative vote of holders of at least a majority of the voting power of the shares of all series of class A common stock and all series of class B common stock outstanding as of the record date therefor, voting together as a single class and (2) if any such action would affect a class or series of class A common stock and/or class B common stock, as applicable, less favorably, or more adversely, than it does any other class or series of class A common stock and/or class B common stock, the affirmative vote of holders of at least a majority of the voting power outstanding as of the record date therefor of the shares of the class or series less favorably or more adversely affected by such action voting as a separate class.

In addition, our restated certificate of incorporation also provides that, notwithstanding the voting provisions described in the first paragraph of this section “—Voting”, for so long as any shares of class A common stock or class B common stock are outstanding, we are generally prohibited from taking the following actions, without the requisite common vote (as defined below):

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amending, altering or repealing our certificate of incorporation (including by merger, consolidation or otherwise) if such amendment would alter or change the powers, preferences, or relative, participating, optional or other special rights of the shares of common stock, or the qualifications, limitations or restrictions with respect thereto, so as to affect them adversely;

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subdividing or combining the outstanding shares of common stock, class A common stock or class B common stock (or any series thereof), unless the outstanding shares of the other such classes and series are proportionately subdivided or combined in the same manner; or

•

amending, altering or repealing the above described provisions in bullets one and two, the definition in the paragraph below, the restrictions on different treatment between classes of Company stock in connection with certain transactions as described above or adopting an inconsistent provision in our certificate of incorporation; provided that no vote required by the above described provisions in bullets one or two will be required for any action taken by us in connection with the implementation of a stockholder rights plan.

For purposes of this document, the term “requisite common vote” shall mean in addition to any other or different vote required by applicable law, for purposes of any action described in each of the three bullets one through three above, the affirmative vote of holders of at least a majority of the voting power of the shares of common stock outstanding as of the record date therefor.

Certain Effects of Authorized but Unissued Stock

Authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public or private offerings to raise additional capital and for corporate acquisitions. The Company could also use additional shares to dilute the stock ownership of persons seeking to obtain control of the Company pursuant to the operation of the rights plan or otherwise. See also “—Anti-Takeover Provisions in the Certificate and Bylaws” below.

Anti-Takeover Provisions in the Certificate and Bylaws

The DGCL contains and our restated certificate of incorporation and amended and restated bylaws contain a number of provisions which may have the effect of discouraging transactions that involve an actual or threatened change of control of the Company. In addition, provisions of our restated certificate of incorporation and amended and restated bylaws may be deemed to have anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price of the shares held by our stockholders, which include rules regarding how stockholders may present proposals to nominate directors for election at stockholders meetings, the ability of our board of directors to issue preferred stock without stockholder approval, the classification of our board of directors into three classes, the prohibition on stockholder action by written consent and the inability of stockholders to call special meetings.

Delaware Statutory Provisions

The Company is subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years from the date of the transaction in which the person became an interested stockholder, unless the interested stockholder attained this status with the approval of the board of directors or unless the business combination was approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years owned, 15% or more of the corporation’s voting stock. This statute could prohibit or delay the accomplishment of mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company.

Transfer Agent and Registrar

American Stock Transfer & Trust Company, LLC is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NYSE under the symbol “MOS”.

PLAN OF DISTRIBUTION

We are registering the shares of our common stock covered by this prospectus to permit certain stockholders to conduct public secondary trades of these securities from time to time after the date of this prospectus. We will not receive any of the proceeds from the offering of the shares of our common stock by the selling stockholders. In addition, we may sell shares of our common stock in primary offerings from which we will receive proceeds.

The selling stockholders or we may sell the securities offered by this prospectus:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents;

•	to one or more purchasers directly; or

•	through a combination of any of the previous methods of sale.

The applicable prospectus supplement will describe that offering, including:

•	the name or names of any selling stockholders involved in the sale of the offered securities;

•	the name or names of any underwriters, dealers or agents involved in the sale of the offered securities;

•	the purchase price and the proceeds to the selling stockholders or us, as applicable, from that sale;

•	any underwriting discounts, commissions agents’ fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the offered securities may be listed.

If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered through an underwriting syndicate represented by many underwriters. The obligations of the underwriters to purchase the offered securities will be subject to certain conditions. The underwriters will be obligated to purchase all of the offered securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

The offered securities may be sold directly by the selling stockholders or us, as applicable, or through agents. Any agent will be named, and any commissions payable to that agent will be set forth in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis.

The selling stockholders or we, as applicable, may authorize agents, underwriters or dealers to solicit offers by specified institutions to purchase securities offered by this prospectus pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement. The prospectus supplement will set forth the commission payable for soliciting such contracts.

The selling stockholders or we, as applicable, may agree to indemnify underwriters, dealers or agents against certain civil liabilities, including liabilities under the Securities Act, and may also agree to contribute to payments which the underwriters, dealers or agents may be required to make.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Richard L. Mack, Esq., Executive Vice President, General Counsel and Corporate Secretary of The Mosaic Company.

EXPERTS

The consolidated financial statements and schedule of The Mosaic Company as of May 31, 2010 and 2009, and for each of the years in the three-year period ended May 31, 2010, and management’s assessment of the effectiveness of internal control over financial reporting as of May 31, 2010 included in The Mosaic Company’s Annual Report on Form 10-K for the year ended May 31, 2010 have been incorporated by reference in this prospectus in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the Securities and Exchange Commission, or SEC. You may access and read our SEC filings through the SEC’s Internet site at www.sec.gov. This site contains reports and other information that we file electronically with the SEC. You may also read and copy any document we file at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public on our website at http://www.mosaicco.com. Information contained on our website is not part of this prospectus or any prospectus supplement. In addition, reports, proxy statements and other information concerning us may be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information presented in the registration statement and its exhibits and schedules. Our descriptions in this prospectus of the provisions of documents filed as exhibits to the registration statement or otherwise filed with the SEC are only summaries of the terms of those documents that we consider material. If you want a complete description of the content of the documents, you should obtain the documents yourself by following the procedures described above.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We have elected to “incorporate by reference” certain information into this prospectus, which means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus.

We incorporate by reference our:

•

Annual Report on Form 10-K (including the portions of our Proxy Statement on Schedule 14A for our 2010 Annual Meeting, filed with the SEC on August 24, 2010, that are incorporated by reference therein) for the year ended May 31, 2010, as filed on July 23, 2010;

•

Quarterly Reports on Form 10-Q for the quarter ended August 31, 2010, as filed on October 12, 2010 and amended on October 29, 2010, for the quarter ended November 30, 2010, as filed on January 6, 2011 and for the quarter ended February 28, 2011, as filed on March 31, 2011;

•

Current Reports on Form 8-K filed with the SEC on October 12, 2010, December 14, 2010, January 19, 2011 (two filings), January 21, 2011, February 4, 2011, February 16, 2011, April 13, 2011, April 18 , 2011, April 20, 2011, April 26, 2011, May 2, 2011, May 11, 2011, May 12, 2011 and June 15, 2011; and

•	Form 8-K12B filed with the SEC on May 25, 2011.

We are also incorporating by reference all other reports that we file in the future with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until the date of the completion of this offering; provided, however, that we are not incorporating any information furnished under either Item 2.02 or Item 7.01 of any current report on Form 8-K. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes that statement. Any statement that is modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request copies of the filings, at no cost, by telephone at (800) 918-8270 or by mail at: The Mosaic Company, 3033 Campus Drive, Suite E490, Plymouth, Minnesota 55441, Attention: Investor Relations.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table reflects an itemization of all fees and expenses, other than underwriting discounts and commissions, incurred or expected to be incurred by The Mosaic Company in connection with the issuance and distribution of the securities being registered hereby. All but the Securities and Exchange Commission registration fee are estimates and remain subject to future contingencies.

Securities and Exchange Commission registration fee	$(1)
Legal fees and expenses	(2)
Accounting fees and expenses	(2)
Trustees’ fees and expenses	(2)
Printing and engraving fees	(2)
Blue Sky fees and expenses	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)	Pursuant to Rules 456(b) and 457(r), the Registrant elects to defer payment of all of the registration fees. Any additional registration fees will be paid subsequently in advance or on a pay-as-you-go basis.
(2)	An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers.

Under Section 145 of the DGCL, a corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action brought by or in the right of a corporation, the corporation may indemnify a director, officer, employee or agent of the corporation (or a person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys’ fees) actually and reasonably incurred by him if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent a court finds that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses as the court shall deem proper. The indemnification provisions of the DGCL require indemnification of a director or officer who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by virtue of the fact that he is or was a director or officer of the corporation.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against the person, and incurred by the person in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our restated certificate of incorporation provides that we shall indemnify, to the fullest extent permitted by the DGCL, each person who is or was a director or officer of the Company, and each person who serves or served at the request of the Company as director or officer of another enterprise. Our amended and restated bylaws provide that we shall indemnify and hold harmless, to the fullest extent permitted by the DGCL, each person who is or was made a party, threatened to be made a party, or otherwise involved in any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, or agent of another corporation, partnership, joint venture, or other enterprise, against all expenses, liability and loss (including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

We are party to indemnification agreements with each of our directors and executive officers (the “Indemnitees”). Such indemnification agreements currently provide, among other things, that, subject to the limitations of such agreements, to the fullest extent permitted by Delaware law, the Company shall indemnify an Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the Indemnitee is or was or has agreed to serve at the request of the Company as a director, officer, employee or agent of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. Where indemnification in accordance with the indemnification agreements is unavailable to an Indemnitee, the indemnification agreements also provide for Mosaic to contribute to the payment of the Indemnitees’ losses to the fullest extent permitted by law. The indemnification agreements also provide for, among other things, advancement of expenses.

We maintain directors’ and officers’ liability insurance which covers certain liabilities and expenses of our directors and officers and covers us for reimbursement of payments to our directors and officers in respect of such liabilities and expenses.

Section 102(b)(7) of the DGCL enables a Delaware corporation to provide in its certificate of incorporation for the elimination or limitation of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, no provision can eliminate or limit a director’s liability:

•	for any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	under Section 174 of the DGCL, which imposes liability on directors for unlawful payment of dividends or unlawful stock purchase or redemption; or

•	for any transaction from which the director derived an improper personal benefit.

The restated certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to us or our stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (c) under Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

The foregoing summaries are necessarily subject to the complete text of the DGCL, the registrant’s certificate of incorporation and bylaws, as amended to date, and the arrangements referred to above and are qualified in their entirety by reference thereto.

Item 16.

(a)	Exhibits

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of The Mosaic Company (incorporated by reference to Exhibit 3.1 of The Mosaic Company’s Form 8-K12B dated May 24, 2011 and filed on May 25, 2011).

4.2	Amended and Restated Bylaws of The Mosaic Company (incorporated by reference to Exhibit 3.2 of The Mosaic Company’s Form 8-K12B dated May 24, 2011 and filed on May 25, 2011).

5.1**	Opinion of Richard L. Mack, Esq.

23.1**	Consent of KPMG LLP.

23.2	Consent of Richard L. Mack, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature pages of this Registration Statement).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is a part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Plymouth, State of Minnesota as of June 23, 2011.

THE MOSAIC COMPANY

By:	/s/ JAMES T. PROKOPANKO
Name:	James T. Prokopanko
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers whose signature appears below hereby constitutes and appoints James T. Prokopanko, Lawrence W. Stranghoener and Richard L. Mack, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and does hereby grant unto said attorneys in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys in-fact and agents, or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed on the 23rd day of June, 2011 by the following persons in the capacities indicated:

Signature	Capacity

/s/ JAMES T. PROKOPANKO James T. Prokopanko	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ LAWRENCE W. STRANGHOENER Lawrence W. Stranghoener	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ ANTHONY T. BRAUSEN Anthony T. Brausen	Vice President – Finance and Chief Accounting Officer (Principal Accounting Officer)

/s/ PHYLLIS E. COCHRAN Phyllis E. Cochran	Director

/s/ WILLIAM R. GRABER William R. Graber	Director

/s/ EMERY N. KOENIG Emery N. Koenig	Director

/s/ ROBERT L. LUMPKINS Robert L. Lumpkins	Director

/s/ HAROLD H. MACKAY Harold H. MacKay	Director

/s/ DAVID B. MATHIS David B. Mathis	Director

/s/ WILLIAM T. MONAHAN William T. Monahan	Director

/s/ JAMES L. POPOWICH James L. Popowich	Director

/s/ SERGIO RIAL Sergio Rial	Director

/s/ DAVID T. SEATON David T. Seaton	Director

/s/ STEVEN M. SEIBERT Steven M. Seibert	Director

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Form of Underwriting Agreement.

4.1	Restated Certificate of Incorporation of The Mosaic Company (incorporated by reference to Exhibit 3.1 of The Mosaic Company’s Form 8-K12B dated May 24, 2011 and filed on May 25, 2011).

4.2	Amended and Restated Bylaws of The Mosaic Company (incorporated by reference to Exhibit 3.2 of The Mosaic Company’s Form 8-K12B dated May 24, 2011 and filed on May 25, 2011).

5.1**	Opinion of Richard L. Mack, Esq.

23.1**	Consent of KPMG LLP.

23.2	Consent of Richard L. Mack, Esq. (included in Exhibit 5.1).

24.1	Powers of Attorney (included as part of the signature pages of this Registration Statement).

*	To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.

**	Filed herewith.